Exhibit 99.1

American Locker Group Reports 2012 Earnings and Management Changes

DFW Airport, Texas – April 2, 2013 – American Locker Group Incorporated (OTCQB: ALGI), a recognized leader in secure storage solutions, reported yesterday that it posted net sales of $13.7 million, net loss before income taxes of $483,145 and net loss of $614,578, or $0.37 per share, for the year ended December 31, 2012.

	2012 Results
	2012	2011	Vs. 2011
Net sales	$13.7 million	$13.4 million	2.2%
Net (loss) income before income taxes	$(483,145)	$80,607	N/A
Net (loss) income	$(614,578)	$37,091	N/A
Adjusted EBITDA	$722,492	$748,217	-3.4%
Earnings per share	$(0.37)	$0.07	N/A

Annual Results

Net sales for the year were up approximately $290,000, or 2.2%, from $13.4 million to $13.7 million. The increase in revenue was driven by increases in contract manufacturing sales of approximately $1.3 million, concession revenues of approximately $119,000, and mailbox sales of approximately $66,000, offset by a decrease in locker sales of approximately $1.2 million. The Company’s strategic decision to aggressively grow contract manufacturing services resulted in year-over-year contract manufacturing sales growth of 302%.

Gross margin for the year was 28.6% of net sales as compared to 30.6% of net sales in 2011 for a decrease of 200 basis points. The decreased gross margin was due to increased overhead as a percentage of net sales, primarily a result of increased overtime and salary expense.

The Company has continued to focus on selling, general and administrative (“SG&A”) expense reductions. SG&A expenses were approximately $4.0 million in 2012, a decrease of approximately $80,000 from the previous year. The year-over-year decrease in SG&A expense is primarily due to reduced travel, incentive compensation and audit expenses.

The Company reported a net loss of approximately $615,000 in 2012 as compared to net income of approximately $37,000 in 2011. Contributing to this decrease were a one-time restructuring charge of approximately $284,000 recorded in 2012 in connection with the relocation of our Ellicottville, New York operations to the Company’s Texas facility and a one-time charge of approximately $210,000 recorded in 2012 to increase the deferred tax asset valuation allowance.

Adjusted EBITDA for 2012 totaled approximately $722,000, a decline of approximately $26,000 from Adjusted EBITDA of approximately $748,000 reported in 2011. Adjusted EBITDA as a percentage of revenues for year ended 2012 was 5.3%, compared to 5.6% in 2011, a decrease of 30 basis points.

Update on Plan to Aggressively Grow Contract Manufacturing Business

The Company continued its ongoing commitment to enhance and improve its manufacturing capabilities in 2012. During the year, the Company installed a laser cutting system and, through the hiring of David Denton as Chief Operating Officer in the fourth quarter, added experience and depth to its manufacturing expertise. These actions, together with our relocation to a larger, more efficient manufacturing facility and installation of a state-of-the-art powder coating line, both of which occurred in previous years, significantly improved the Company’s manufacturing capabilities and, in turn, have enabled it to pursue more contract manufacturing opportunities. These efforts have resulted in year-over-year growth of contract manufacturing revenues of 302% for the year ended 2012.

Use of Non-GAAP Financial Measure: Adjusted EBITDA

To provide investors with additional information regarding the Company’s financial results, this press release presents Adjusted EBITDA, a non-GAAP financial measure. The Company has provided below a reconciliation of net income (loss) to Adjusted EBITDA, the most directly comparable GAAP financial measure.

Adjusted EBITDA is a key metric used by the Company’s management to monitor and evaluate the performance of the business and believes the presentation of this measure will enhance investors’ ability to analyze trends in the Company’s business, evaluate the Company’s performance relative to other companies, and evaluate the Company’s ability to service debt.

Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company’s computation of Adjusted EBITDA may vary from other companies. Adjusted EBITDA should not be considered as an alternative to operating earnings or net income as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

Because of these limitations, Adjusted EBITDA should be considered in conjunction with other financial performance measures, including various cash flow metrics, net loss and the Company’s other GAAP results.

Reconciliation of EBITDA Calculation for year ended December 31:

	Year Ended December 31,
	2012	2011
Net loss	$(614,578)	$37,091
Income tax (benefit) expense	131,433	43,516
Interest expense	116,382	68,733
Other expense (income)	0	(129,232)
Contingency Expense	50,000	0
Restructuring costs	283,924	0
Depreciation and amortization expense	744,094	671,009
Equity based compensation	11,237	57,100

Adjusted EBITDA	$722,492	$748,217

Management Changes Announced

The Company announced today that current President and Chief Executive Officer, Paul Zaidins, has resigned from the Company effective April 2, 2013, and the Board of Directors has accepted his resignation. The Board of Directors also announced today that current Board member Anthony Johnston has been appointed Chairman of the Board and Chief Executive Officer, John Harris, current Chairman, has been appointed Vice Chairman, and Stephen Slay, current Vice President, Finance has been appointed Chief Financial Officer.

“We would like to thank Paul Zaidins for his service to American Locker during the last 6 years and we wish Paul the best in the future” said John Harris, current Chairman. “We are very pleased that Anthony Johnston has accepted the role as Chairman and CEO. Mr. Johnston has more than 25 years executive experience in public and private companies. Mr. Johnston’s appointment, along with the recent appointment of David Denton as Chief Operating Officer and Mr. Slay as CFO, has put in place a growth-focused executive team that can capitalize on the strong American Locker brand and the company’s expanded production capabilities.”

Forward - Looking Statements

In the interest of providing Company stockholders and potential investors with information regarding the Company, including the Company’s assessment of its future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise. Company stockholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.

About American Locker Group Incorporated

American Locker is a premier metal fabricator of secure storage solutions under the American Locker and Canadian Locker brands. The Company is best known for manufacturing and servicing the widely-utilized key and lock system with the iconic plastic orange cap. The Company also has a growing precision sheet metal fabrication business. Its Security Manufacturing Corporation subsidiary is a leading provider of multi-tenant mailboxes.

Further information about American Locker is available at

www.americanlocker.com

Follow American Locker on Twitter:

www.twitter.com/AmericanLocker

Contact:

American Locker Group Incorporated

Stephen Slay, Chief Financial Officer, (817) 329-1600